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                       SNYDER, CAMP, STEWART & CO., LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                           3850 HOLCOMB BRIDGE ROAD
                                  SUITE 210
                           NORCROSS, GEORGIA 30092
                                (770) 263-9666
                          TELECOPIER (770) 441-1880

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39034) pertaining to the HBO & Company Profit Sharing and Savings Plan of our report dated May 23, 1997, with respect to the financial statements and schedules of the HBO & Company Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.




                                               /S/SNYDER CAMP STEWART & CO LLP
                                               ---------------------------------
                                               SNYDER, CAMP, STEWART & CO., LLP

Atlanta, Georgia
June 23, 1997